Exhibit 5.1

March 22, 2023

Abeona Therapeutics Inc.

1330 Avenue of the Americas, 33rd Floor

New York, NY 10019

Re:	Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Abeona Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the registration of 131,750 shares (the “Shares”) of restricted common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to restricted stock awards made to certain individuals as an inducement material to such individuals’ entering into employment with the Company (collectively, the “Inducement Grants”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion, as of the date hereof, that the Shares have been duly authorized by the Company and, when issued by the Company in accordance with the provisions of the Inducement Grants will be validly issued, fully paid, and non-assessable.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, to any other matters relating to the Company or the Common Stock.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are acting within the category of persons whose consent is required under the provisions of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP